EXHIBIT 1 - JOINT FILING AGREEMENT

                             Joint Filing Agreement

         The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the common stock, par value $0.001 per share, of Apex Capital Group, Inc., is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.

November 3, 2006

                                 AVIATE INVESTMENTS LIMITED


                                 By: /s/ Yeung So
                                 -----------------------------------------------
                                 Name: Yeung So
                                 Title:   Managing Director


                                 /s/ Yeung So
                                 -----------------------------------------------
                                 Yeung So